Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130055 of Longs Drug Stores Corporation on Form S-8 of our report dated June 22, 2006, appearing in this Annual Report on Form 11-K of Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan for the year ended December 31, 2005.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California

June 22, 2006